UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PMC Commercial Trust
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PMC COMMERCIAL TRUST

17950 Preston Road, Suite 600

Dallas, Texas 75252

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PMC Commercial Trust (the “Meeting”), to be held at 17950 Preston Road, Suite 270, Dallas, Texas, on Friday, June 8, 2012, at 9:00 a.m., Central Daylight Time. The purpose of the Meeting is as follows:

1:	To elect the five trust managers nominated in the proxy statement to serve for a one-year term, and until their successors are elected and qualified.

2:	To approve, by non-binding vote, executive compensation.

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

4.	To transact such other business as may properly come before the Meeting and any postponement(s) or adjournment(s) thereof.

The Board of Trust Managers has fixed the close of business on April 16, 2012 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2011 are enclosed with this notice of Meeting and proxy statement.

Your proxy vote is important to us and our business. I encourage you to complete, date, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

Sincerely,

/s/ Lance B. Rosemore
Lance B. Rosemore Chief Executive Officer and President

April 27, 2012

Important Notice Regarding the Availability of Proxy Materials for our

Annual Meeting of Shareholders to be Held on June 8, 2012.

Our proxy statement is available on our website at www.pmctrust.com/proxy and our annual report to shareholders for the year ended December 31, 2011 is available on our website at www.pmctrust.com/annualreport.

(i)

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32

Principal Accounting Firm Fees	32
Pre-Approval Policies	32

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION	33

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	34

ANNUAL REPORT	34

REDUCE DUPLICATE MAILINGS	34

(ii)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Friday, June 8, 2012

PMC Commercial Trust

17950 Preston Road, Suite 600

Dallas, Texas 75252

The Board of Trust Managers (the “Board”) of PMC Commercial Trust (the “Company,” “us,” “we” or “our”) is soliciting proxies to be used at the 2012 Annual Meeting of Shareholders to be held at 17950 Preston Road, Suite 270, Dallas, Texas 75252, on Friday, June 8, 2012, at 9:00 a.m., Central Daylight Time (the “Meeting”). This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2011 are first being mailed to shareholders on or about April 27, 2012. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Only shareholders of record as of the close of business on April 16, 2012 are entitled to notice of and to vote at the Meeting. As of April 16, 2012, we had 10,584,554 common shares of beneficial interest (the “Shares”) outstanding. Each holder of record of Shares on the record date is entitled to one vote on each matter properly brought before the Meeting for each Share held.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the Shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers, Jan F. Salit and Barry N. Berlin, as proxies for the Meeting.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Jan F. Salit and Barry N. Berlin as proxies to vote on your behalf.

3.	What is the difference between a shareholder of record and shareholder who holds Shares in street name?

If your Shares are registered in your name, you are a shareholder of record. If your Shares are held in the name of your broker or bank, your Shares are held in street name and you are a beneficial owner.

4.	How do I attend the Meeting? What do I need to bring?

If you are a shareholder of record, you will need to bring a photo ID with you to the Meeting.

If you own Shares in street name, bring your most recent brokerage statement with you to the Meeting. We can use your statement to verify your ownership of Shares and admit you to the Meeting; however, you will not be able to vote your Shares at the Meeting without a legal proxy, as described in question 5. You will also need to bring a photo ID.

Please note that cameras, sound or video recording equipment, cellular telephones or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed at the Meeting.

5.	How can I vote at the Meeting if I own Shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Meeting. You will not be able to vote your Shares at the Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Meeting and vote in person or legally appoint another proxy to vote on your behalf.

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If you do not receive the legal proxy in time, you can follow the procedures described in question 4 to attend the Meeting. However, you will not be able to vote your Shares at the Meeting.

6.	What Shares are included on the proxy card?

If you are a shareholder of record on April 16, 2012, you will receive one proxy card for all the Shares you hold in each single account, regardless of whether you hold them:

•	In certificate form, or

•	In book entry form.

If you receive more than one proxy card it generally means you hold Shares registered in more than one account. Please sign and return all of the proxy cards you receive to ensure that your Shares are voted.

7.	What constitutes a quorum?

The presence, in person or represented by proxy, of a majority of the Shares (at least 5,292,278) entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. However, if a quorum is not present at the Meeting, the chairman of the Meeting or the shareholders entitled to vote at the Meeting, present in person or represented by proxy, have the power to adjourn the Meeting until a quorum is present or represented.

8.	What different methods can I use to vote?

By Written Proxy. All shareholders can vote by written proxy card received with this proxy statement.

In Person. All shareholders of record may vote in person at the Meeting. Street name holders may vote in person at the Meeting if they have a legal proxy, as described in question 5.

9.	What is the record date and what does it mean?

The record date for the meeting is April 16, 2012. The record date is established by the Board as allowed by the Texas Business Organizations Code (“Texas Law”). Owners of record of Shares at the close of business on the record date are entitled to:

•	receive notice of the Meeting; and

•	vote at the Meeting and any adjournments or postponements of the Meeting.

10.	What can I do if I change my mind after I return my proxy card?

Returning your proxy card will in no way limit your right to vote at the Meeting if you later decide to attend in person.

Shareholders can revoke a proxy prior to the completion of voting at the Meeting by:

•	giving written notice of revocation to the Corporate Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting in person at the Meeting (unless you are a street name holder without a legal proxy, as described in question 5).

11.	Are votes confidential? Who counts the votes?

We will continue our long-standing practice of holding the votes of all shareholders in confidence from trust managers, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in case of a contested proxy solicitation;

•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow inspectors of election to certify the results of the vote.

We will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and inspectors of election, Jan F. Salit and Barry N. Berlin, to certify results.

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12.	What are my voting choices when voting for trust manager nominees, and what vote is needed to elect trust managers?

In the vote on the election of five trust manager nominees to serve until the 2013 Annual Meeting of Shareholders, until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement, shareholders may;

•	vote in favor of all nominees;

•	vote in favor of specific nominees;

•	vote against all nominees;

•	vote against specific nominees;

•	abstain from voting with respect to all nominees; or

•	abstain from voting with respect to specific nominees.

The affirmative vote of two-thirds of the votes cast at the Meeting is required to elect trust managers.

The Board recommends a vote FOR each of the nominees.

13.	What are my voting choices when voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, shareholders of record may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

14.	What are my choices when voting, on an advisory basis, on the compensation of our named executive officers?

In the advisory vote on the compensation of our named executive officers, shareholders of record may:

•	vote in favor of the compensation of our named executive officers;

•	vote against the compensation of our named executive officers; or

•	abstain from voting on the executive compensation proposal.

The affirmative vote of a majority of the votes cast at the Meeting is required to approve the executive compensation proposal. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review and consider the voting results when making future decisions regarding executive compensation.

The Board recommends a vote FOR the executive compensation proposal.

15.	What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of all trust manager nominees;

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•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•	FOR the advisory vote on the executive compensation proposal.

16.	How are abstentions and broker non-votes counted?

If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the New York Stock Exchange (the “NYSE”), that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the election of trust managers and the advisory vote on executive compensation). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast. Abstentions will be counted as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum and will be treated as present and a vote against any matter described herein.

17.	Does the Company have a policy regarding trust managers’ attendance at the Annual Meeting of Shareholders?

The Company does not have a policy regarding trust managers’ attendance at Annual Meetings of Shareholders. All of the trust managers attended the 2011 Annual Meeting of Shareholders.

18.	Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on the Internet?

The Notice of Annual Meeting and Proxy Statement are available on our website at www.pmctrust.com/proxy and our Annual Report for the year ended December 31, 2011 is available at www.pmctrust.com/annualreport.

19.	How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged any solicitor to assist with the solicitation of proxies. In accordance with SEC rules, we will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to the beneficial owners of Shares.

Our trust managers, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

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GOVERNANCE OF THE COMPANY

Board of Trust Managers

Pursuant to our Declaration of Trust and our Bylaws, our business, property and affairs are managed under the direction of our Board. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members have complete access to the Company’s management team and the independent registered public accounting firm. The Board and each of the standing committees — Audit, Compensation and Nominating and Corporate Governance — also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate Governance Guidelines require that a majority of the Board be independent within the meaning of standards established by the stock exchange on which the Company’s Shares are traded. The Company’s Shares are currently traded on the NYSE Amex.

Board Leadership Structure; Board Role in Risk Oversight

Leadership Structure. Our Board does not have a formal policy regarding the leadership structure of the Company but instead believes that the leadership structure of a company may be determined based on a number of different factors and circumstances including, the company’s position, history, size, culture, board size and composition. Since the Company’s formation in 1993, Mr. Lance B. Rosemore has served as our Chief Executive Officer and as our Chairman of the Board since June 2008. At this time, our Board believes that Mr. Rosemore’s combined role as Chief Executive Officer and the Chairman of our Board enables the Company to benefit from Mr. Rosemore’s significant institutional and industry knowledge and experience while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.

Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes the Company and its shareholders are best served by our current leadership structure. Our Board believes that it is able to provide effective independent oversight of the Company’s business and affairs, including risks facing the Company, through the leadership of our lead independent trust manager, the independent committees of our Board and the other corporate governance structures and processes the Company has in place.

We have a lead independent trust manager, Mr. Nathan G. Cohen, who plays an active role on our Board and is vested with significant responsibilities that an independent chairman of the board would otherwise perform. These responsibilities include, without limitation:

•	ability to call meetings or executive sessions of the Board;

•	presiding at meetings of the Board at which the Chairman is not present;

•	calling, developing the agenda for and presiding over executive sessions of the independent trust managers, and taking the lead role in communicating any feedback to the Chairman, as appropriate;

•	serving as principal liaison between the independent trust managers and the Chairman;

•	facilitating communication between the independent trust managers and management;

•	communicating with trust managers between meetings when appropriate;

•	consulting with the Chairman regarding information, agenda and schedules of the meetings of the Board;

•	being available, when necessary or appropriate, for consultation and direct communication with shareholders and other external constituencies;

•	serving as a contact for shareholders who wish to communicate with the Board other than through the Chairman; and

•	oversight of our Sarbanes-Oxley director of compliance.

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Four of our five currently serving trust managers are non-management trust managers, and three of these trust managers are independent under the NYSE Amex listing standards. All of our trust managers are free to call a meeting or executive session of our Board, suggest the inclusion of items on the agenda for meetings of our Board or raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board also holds executive sessions of only independent trust managers in order to promote discussion among the independent trust managers and assure independent oversight of management. Our lead independent trust manager presides over these executive sessions.

Moreover, our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent trust managers and also perform oversight functions independent of management. Among various other responsibilities set forth in committee charters, (i) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman and Chief Executive Officer and other executive officers, (ii) the Nominating Committee monitors the size and composition of the Board and its committees and adopts criteria for recommending candidates for election or re-election to the Board and its committees and (iii) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.

The Board, through the Nominating and Governance Committee, annually evaluates the Board leadership structure in light of the Company’s changing requirements and circumstances to ensure that it remains the most appropriate structure for the Company and its shareholders. At this time, the Company continues to believe its current leadership structure consisting of a Chairman who also serves as Chief Executive Officer, a lead independent trust manager and three standing Board committees separately chaired by and comprised solely of independent members of our Board remains the most appropriate leadership structure for the Company and its shareholders.

Risk Oversight. Companies are exposed to a variety of risks. The primary risks that we are exposed to are liquidity risk, real estate risk and interest rate risk. Our entire Board oversees risk management, however, the Audit Committee exercises primary responsibility for overseeing the Company’s risk management control.

Our Board exercises its risk oversight function through (i) the review and discussion of reports to the Board and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, liquidity availability, delinquency trends, foreclosure activity, compliance with debt covenants, access to debt and equity capital markets, existing and potential legal claims and various other matters relating to the Company’s business and financial condition, (ii) the required approval by the Board (or a committee thereof) of significant transactions and other decisions, including, among others, material acquisitions and dispositions of properties and new credit facilities, (iii) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating and Corporate Governance Committees and (iv) regular reports from the Company’s auditors and other outside consultants regarding various areas of potential risk. The entire Board also regularly discusses the identified risks the Company faces and the implementation of strategies to minimize such risks. The Board may also refer a specific risk to one of the Board’s committees for particular oversight if the risk falls within the committee’s specific area of responsibility or oversight. Examples include:

•	the Audit Committee reviews the financial and internal control over financial reporting risks; and

•	the Compensation Committee considers the primary risks associated with the Company’s compensation programs to make sure such programs do not encourage excessive risk taking.

The Board also relies on management to bring significant matters to its attention. The Company has a risk management program overseen by Jan F. Salit, the Company’s Chief Operating Officer, who reports directly to the Board. Material operating and other risks are identified and prioritized by management and reported to the Board for oversight of the risk.

The Board believes that the Company’s current leadership structure, including the independent committee oversight function and the open access of the Board to the Company’s Chief Operating Officer, Chief Financial Officer and other officers as the Board determines is appropriate, supports the oversight role of the Board in the Company’s risk management.

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Statement on Corporate Governance

The Company is dedicated to establishing and maintaining high standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trust managers and management with the Company’s shareholders.

Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the independent trust managers meet in separate executive sessions at least three times a year. The trust managers may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.

Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with the Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to the Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the chairman of our Audit Committee and/or the Assistant Secretary of the Company, as appropriate, provided that advertisements, solicitations for periodical or other subscriptions, and similar communications generally are not forwarded.

Code of Business Conduct and Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer and a Code of Ethical Conduct for Senior Financial Officers (collectively, the “Codes of Conduct”). The purposes of the Codes of Conduct are to:

•	promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and

•	promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers.

If the Board amends any provisions of either Code of Conduct that applies to the Company’s Chief Executive Officer or senior financial officers or grants a waiver in favor of any such persons, the Company intends to satisfy its disclosure requirements by promptly publishing the text of the amendment or the specifics of the waiver on its website at www.pmctrust.com.

The Company intends to continue to act promptly to incorporate not only the actual requirements of rules adopted with respect to corporate governance matters but also additional voluntary measures it deems appropriate. Charters for the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines and Codes of Conduct may be viewed on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Corporate Governance Guidelines to shareholders upon their written request.

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BOARD OF TRUST MANAGERS

Meetings

During the fiscal year ended December 31, 2011, the Board held four (4) general meetings, two (2) other meetings, and five (5) independent meetings. In addition, the independent members of the Board met from time to time on a non-compensated basis. Each of the trust managers attended all meetings held by the Board and all meetings of each committee of the Board on which such trust manager served during the fiscal year ended December 31, 2011. The Company’s policy is to encourage members of the Board to attend the meetings in person. All members of the Board attended the 2011 Annual Meeting of Shareholders.

In addition, during 2011 we received certain inquires expressing a preliminary interest in potential strategic transactions. The Board established a special committee of all of our independent trust managers to evaluate these inquires as well as other potential strategic alternatives that could enhance shareholder value. During 2011, eighteen (18) special committee meetings were held.

Committees

During the 2011 fiscal year, the Board had three standing committees: an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee currently consists of Mr. Nathan G. Cohen (chairman), Mr. Barry A. Imber and Mr. Irving Munn. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of the NYSE Amex listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Mr. Imber qualifies as an “audit committee financial expert” as defined in SEC rules.

The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent registered public accounting firm, who report directly to the Committee, approve the engagement fee of the independent registered public accounting firm and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan and evaluates matters relating to the audit and internal controls of the Company. The Audit Committee holds separate executive sessions, outside the presence of executive management, with the Company’s independent registered public accounting firm. The Audit Committee held four regular quarterly meetings and one other meeting during the fiscal year ended December 31, 2011.

Compensation Committee. The Compensation Committee currently consists of Mr. Irving Munn (chairman), Mr. Barry A. Imber and Mr. Nathan G. Cohen. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the NYSE Amex listing standards. The Compensation Committee’s responsibilities include:

•	establishing the Company’s general compensation philosophy;

•	overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans;

•	reviewing and approving executive compensation plans in light of corporate goals and objectives;

•	evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation;

•	evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation;

•	administration of the Company’s equity and benefit plans;

•	reviewing the adequacy of the Company’s succession planning and organizational effectiveness; and

•

reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies with respect to such matters for employees of the Company.

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The Compensation Committee has the authority to retain counsel and other experts or consultants including the sole authority to select and retain a compensation consultant and to approve the fees and other retention terms of any consultant. The Compensation Committee met three times during the fiscal year ended December 31, 2011.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) currently consists of Mr. Barry A. Imber (chairman), Mr. Nathan G. Cohen and Mr. Irving Munn. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to the Board and its committees and considering issues and making recommendations regarding the size and composition of the Board. The Nominating Committee will also consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary in compliance with the nomination procedures set forth below. The Nominating Committee met one time during the fiscal year ended December 31, 2011.

Trust Manager Nomination Procedures

Trust Manager Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of the Board as a whole. The Board will ensure that a majority of its members are independent under NYSE Amex listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and its shareholders. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board does not have a formal policy with regard to the consideration of diversity in identifying trust manager nominees. However, the Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience and strives to nominate trust managers so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

Identifying and Evaluating Nominees. The Nominating Committee periodically assesses the appropriate number of trust managers comprising the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “—Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

In addition, the Company’s bylaws permit nominations of trust managers at any annual meeting of shareholders by the Board or by a shareholder of record entitled to vote at the annual meeting. To make a nomination, the shareholder must provide written notice, along with any other additional information and materials reasonably required by the Company’s bylaws, to the Secretary of the Company not less than 90 days and not more than 120 days, and prior to the anniversary of the preceding year’s meeting. For the Company’s annual meeting of shareholders in 2013, the Secretary must receive this notice on or after February 9, 2013, and on or before March 10, 2013. You may obtain a copy of the full text of the Company’s bylaws provision by writing to the Company’s Secretary at the address set forth above.

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Independence of Trust Managers

Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of the NYSE Amex corporate governance standards, the Board undertook a review of the independence of trust managers nominated for election at the Meeting. In making independence determinations, the Board observes all criteria for independence established by the SEC, the NYSE Amex and other governing laws and regulations. During this review, the Board considered transactions and relationships between each trust manager or any member of his or her immediate family and the Company, including (if applicable) those reported under “Related Person Transactions.” As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.

As a result of this review, the Board affirmatively determined that all of the trust managers nominated for election at the Meeting are independent of the Company and its management with the exception of the management member of the Board, Mr. Lance B. Rosemore, and his sister, Dr. Martha Rosemore Morrow.

Qualifications of Trust Managers

The Nominating and Corporate Governance Committee, in recommending the nominees for election as trust managers, considered the knowledge, experience, integrity and judgment of each nominee; the potential contribution of each nominee to the diversity of backgrounds, experience and competencies which the Board desires to have represented; and each nominee’s ability to devote sufficient time and commitment to his or her duties as a trust manager. The Nominating and Corporate Governance Committee also took into account an understanding of the Company’s business and the specific core competencies or technical expertise necessary to staff Board committees.

Since each nominee for trust manager is currently on our Board, the Nominating and Corporate Governance Committee also considered the significant contributions that each such individual has made to our Board and its committees during his or her tenure as a trust manager. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best serve the Company’s business and financial interests and represent the shareholder interests through the exercise of sound judgment and diversity of experience. The Nominating and Corporate Governance Committee believes that each of the nominees possesses the knowledge, experience, integrity and judgment necessary to make independent decisions and a willingness to devote adequate time to Board duties. In addition, the Corporate Governance Committee believes that each of the nominees brings his or her own particular experiences and set of skills, giving the Board, as a whole, competence and experience to perform its obligations and responsibilities.

Additional biographical and other information concerning the trust managers can be found on page 12. Set forth below is a summary description of the experiences, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person is qualified to serve as a trust manager.

Nathan G. Cohen has held various executive positions and responsibilities for over 30 years. Mr. Cohen is proficient in preparing and analyzing financial information and working with independent accountants. Mr. Cohen is experienced in finance and establishing and maintaining banking relationships and credit facilities. He has been a trust manager for 18 years and has extensive knowledge of the Company’s business and operations. Mr. Cohen has also held numerous leadership positions with various civic organizations and has served on the boards of directors or executive committees and as president of several other professional and community organizations. Currently, he is also able to devote substantial time and focus to the matters requiring the attention of the lead independent trust manager and chairman of the special committee and in such capacity has committed significant time and effort to the oversight of the internal control and financial disclosure responsibilities of the Board and serving as primary liaison between management and the independent members of the Board.

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Martha Rosemore Morrow has owned and operated three professional optometric offices since 1975, which has given her extensive experience in executive and employee management and a variety of other skills necessary to own and operate a business. In addition, Dr. Morrow brings significant leadership skills from being a managing partner of a company that provides services to over 120 nursing homes. As a founder and board member of the Company’s prior investment manager in 1979 and as a trust manager since May 1996, Dr. Morrow also brings extensive knowledge of the company’s business and operations.

Barry A. Imber retired in 2010 from an accounting and advisory practice that he owned and operated since 1982. In addition, from 2007 to 2009, he performed trustee responsibilities including oversight of the operation of an auto dealership in South Florida. In addition to possessing the skills required to own and operate businesses, his qualifications include an extensive understanding of the preparation and analysis of financial statements. In addition, Mr. Imber has an extensive background in advising clients in the areas of accounting and financial services. Mr. Imber has also served as president and on the boards of directors of various professional and community organizations. He is a member of the American Institute of Certified Accountants and the Florida Institute of Certified Public Accountants. Mr. Imber’s experience has led our Board to determine that he is an “audit committee financial expert” as that term is defined in SEC rules.

Irving Munn is a certified public accountant and has owned and operated a public accounting firm from 1990 until 2011. He is also a certified financial planner and has also owned and operated a financial planning and investment advisory firm. In addition to possessing the skills required to own and operate businesses, he also has expertise in the preparation and analysis of financial statements, strategic planning, profitability analysis and other elements of business management. Mr. Munn’s advisory experience has given him knowledge regarding a variety of financial issues.

Lance B. Rosemore, our President and Chief Executive Officer, carries out the strategic plans and policies established by the Board and provides direction and leadership toward the achievement of our goals and objectives. Mr. Rosemore has served as our President and Chief Executive Officer since our inception in 1993. In addition, during his tenure, he also has had oversight responsibility for business development, human resources, quality assurance, regulatory compliance, corporate compliance and public relations. Mr. Rosemore’s experience has given him in-depth knowledge of our operations and significant experience in financial and executive management, strategic planning, business integration and in dealing with the many regulatory aspects of our business.

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PROPOSAL ONE — ELECTION OF TRUST MANAGERS

At the Meeting, five trust managers will be elected by the shareholders, each trust manager to serve for a one year term, until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement. The affirmative vote of two-thirds of the votes cast at the Meeting is required to elect trust managers.

The persons named in the enclosed proxy will vote your Shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your Shares voted, the Shares will be voted in favor of the nominees listed below. The Board has proposed the following nominees for election as trust managers at the Meeting. All nominees are currently serving as trust managers whose term will expire at the Meeting. No trust manager was selected for nomination at the 2012 Meeting as a result of any arrangement or understanding between that trust manager and any other person. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a trust manager of the Company.

Nominee’s Name	Age	Principal Occupation	Trust Manager Since
Nathan G. Cohen	66	Mr. Cohen was the Chief Financial Officer of Institution Solutions LLC, a third person administrator, from June 2005 through December 2006. He remains President, since August 2001, of Consultants Unlimited, a management and financial consulting firm. From November 1984 to 2001, he was the Controller of Atco Rubber Products, Inc.	May 1994

Martha Rosemore Morrow	60	Dr. Morrow has practiced optometry for 38 years in Russellville, Alabama and is the President of the Alabama Optometric Association Foundation. Dr. Morrow is the immediate past president of the American Optometric Association Foundation and is currently a Board member of the Alabama Board of Optometry. Dr. Morrow was a director of PMC Capital, Inc. (“PMC Capital”)[1], our affiliate, from 1984 to February 2004. Dr. Morrow is the sister of Mr. Lance B. Rosemore.	May 1996

Barry A. Imber	65	Mr. Imber was a principal of Imber and Company, Certified Public Accountants, or its predecessor, from 1982 until August 2010 when he sold the accounting practice. He currently provides consulting services to Imber and Company. Mr. Imber was previously a trust manager of PMC Commercial from September 1993 to March 1995 and a director of PMC Capital from March 1995 to February 2004.	February 2004

Irving Munn	63	Mr. Munn has been the President of Munn & Morris Financial Advisors, Inc. since July 1999. He has been a registered representative with Raymond James Financial Services since 1997. Mr. Munn was a principal of Kaufman, Munn and Associates, P.C., a public accounting firm, from 1991 to November 2000 and President from 1993 to November 2000. He was the President of Irving Munn, P.C., a public accounting firm from November 2000 to December 2009. From January 2010, when Irving Munn, P.C. was merged into Gummer, Munn & Associates LLC, a public accounting firm (“Gummer Munn”), until September 2011 he was Vice President of Gummer Munn. Mr. Munn sold his interest in Gummer Munn during September 2011. Mr. Munn is a certified public accountant and certified financial planner.	September 1993

Lance B. Rosemore	63	Mr. Rosemore has been President, Chief Executive Officer and Secretary of PMC Commercial since June 1993 and Chairman of the Board of Trust Managers since June 2008. He was the Chief Executive Officer of PMC Capital from May 1992 to February 2004 and President of PMC Capital from 1990 to February 2004. Mr. Rosemore was a director and the Secretary of PMC Capital from 1983 to February 2004. Mr. Rosemore is the brother of Dr. Martha Rosemore Morrow.	June 1993

The Board recommends that you vote FOR the election of each trust manager as set forth in Proposal One. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

[1]	The Company acquired PMC Capital pursuant to a merger in 2004.

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EXECUTIVE OFFICERS

Other than Dr. Martha Rosemore Morrow being the sister of Lance Rosemore, there is no family relationship among any of the trust managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board. The following table sets forth the current executive officers of the Company.

Name	Age	Current Title
Lance B. Rosemore	63	President, Chief Executive Officer and Secretary
Barry N. Berlin	51	Executive Vice President and Chief Financial Officer
Jan F. Salit	61	Executive Vice President, Chief Operating Officer, Chief Investment Officer and Treasurer

Business Experience

For the business experience of Mr. Lance B. Rosemore, see “Proposal One — Election of Trust Managers.”

Barry N. Berlin has been Executive Vice President of the Company since October 2008 and Chief Financial Officer of the Company since June 1993. Mr. Berlin was also Chief Financial Officer of PMC Capital from November 1992 to February 2004. From August 1986 to November 1992, he was an audit manager with Imber and Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.

Jan F. Salit has been Chief Operating Officer and Treasurer of the Company since October 2008, Executive Vice President of the Company since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. He was also Executive Vice President of PMC Capital from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.

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SECURITY OWNERSHIP OF TRUST MANAGERS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Shares as of April 16, 2012 by (1) each person known by us to own beneficially more than 5% of our outstanding Shares, (2) all current trust managers, (3) each current named executive officer and (4) all current trust managers and current executive officers as a group. Unless otherwise indicated, the Shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to Shares shown or, the voting power is shared with the individual’s spouse. All individuals set forth below have the same principal business address as the Company.

Name	Common Shares Owned	Unexercised Options Exercisable	Common Shares Owned Beneficially	Percent of Common Shares Owned Beneficially
Lance B. Rosemore (1)	213,939	—	213,939	2.0%
Barry N. Berlin(2)	34,377	—	34,377	*
Jan F. Salit(3)	31,003	—	31,003	*
Martha Rosemore Morrow(4)	359,127	—	359,127	3.4%
Barry A. Imber(5)	24,330	—	24,330	*
Nathan G. Cohen(6)	14,520	—	14,520	*
Irving Munn(7)	13,220	—	13,220	*
Trust Managers and Executive Officers as a group (7 persons)	690,516	—	690,516	6.5%

*	Less than 1%.
(1)	Includes 164,098 Shares held jointly with his spouse, 8,987 Shares held in an IRA, 2,661 Shares held in an IRA by Mr. Rosemore’s spouse and 4,235 restricted shares.
(2)	Includes 211 Shares held in the name of his child, 6,823 Shares held jointly with his spouse and 4,233 restricted shares.
(3)	Includes 612 Shares held in an IRA and 4,233 restricted shares.
(4)	Includes 77,495 Shares held in an IRA, 14,171 Shares held in a trust for the benefit of Dr. Morrow, 16,909 Shares held individually and 416 restricted shares. All remaining Shares are held by a partnership of which Dr. Morrow is the sole manager.
(5)	Includes 3,274 Shares held in an IRA for the benefit of his child, 1,202 Shares held in an IRA and 416 restricted shares.
(6)	Includes 1,700 Shares held in the name of his spouse and 416 restricted shares.
(7)	Includes 416 restricted shares.

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COMPENSATION DISCUSSION AND ANALYSIS

General

The Compensation Committee’s philosophy for compensating named executive officers is that a compensation system reflecting the Company’s financial performance and shareholder return and encouraging ownership of our shares by the named executive officers will best align the interests of our named executive officers with the objectives of the Company and our shareholders. The Compensation Committee designed the Company’s compensation program to meet our objective of rewarding performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to promote the Company’s financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program includes the following compensation elements:

•

Base salary. The salaries for the named executive officers are determined following an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company.

•

Annual Cash Bonus Incentives. Annual incentives are determined by the performance of the executive, the executive’s department, as applicable, and the financial performance of the Company as a whole based on profitability and balance sheet metrics and in relation to its peers.

•

Long-Term Equity Incentives. Grants of restricted shares and/or share options are designed to motivate individuals to enhance the long-term profitability of the Company and the value of our shares. Awards of long-term incentive compensation require the executives to focus on the Company’s long-term strategic growth and prospects, as well as to require the executives to share the risk of poor performance with our shareholders.

The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design an overall compensation structure that best serves our goals and appropriately motivates our executives to provide outstanding service to the Company. In addition, even though a portion of the executive’s compensation is influenced by the Company’s performance, the Compensation Committee has a general philosophy of providing some consistency in amounts of compensation provided by each of the three elements. This philosophy results in less significant increases or decreases in the amount of compensation paid from year-to-year and lessens the immediate effect of the Company’s performance on executive compensation from year-to-year. In addition, the Compensation Committee assessed the reasonableness of the compensation package as a whole provided to each named executive officer, and considered whether the amount of total compensation is excessive given the Company’s performance, current economic trends, and the compensation paid to executive officers of other mortgage and specialty finance public real estate investment trusts (“REITs”).

In 2011, the Compensation Committee evaluated the compensation of Messrs. Berlin and Salit, and administered all employee benefit plans established by the Company. In 2011, the Compensation Committee recommended and approved the base salary of Mr. Rosemore and recommended to the Board the compensation of Messrs. Berlin and Salit. The Board made all final compensation decisions regarding Messrs. Berlin and Salit, after receiving the Compensation Committee’s recommendations.

Compensation Policies and Practices and Risk Management

Each year, the Compensation Committee conducts an analysis of the Company’s compensation practices and policies to determine whether such policies and practices encourage imprudent risk taking by our executive officers and employees in an effort to maximize their compensation. In 2011, the Compensation Committee determined that the Company’s compensation policies and practices do not encourage improper risk taking. In making such determination, the committee considered:

•

A portion of the Company’s annual incentive compensation is equity-based long-term compensation that vests over a period of two years. This vesting period encourages officers to focus on sustaining our long-term performance. These grants are made annually, so officers always have unvested awards that could decrease significantly in value if our business is not managed for the long-term.

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•

The Company does not offer significant short-term incentives to its officers or employees that might incentivize excessive risk taking at the expense of long-term company value. While commissions are paid to our business development officers as part of their compensation packages, payment of the full commission is contingent upon certain criteria being satisfied. Management believes that these commissions are also a smaller percentage of total compensation than commissions paid by certain other lenders.

•

As discussed above, the Compensation Committee’s general philosophy is based on consistency, which results in less significant increases or decreases in the amount of compensation paid from year-to-year and lessens the immediate effect of the Company’s performance on executive compensation from year-to-year, which encourages long-term sustained performance and does not encourage excessive risk taking motivated by short-term performance.

The Company’s compensation policies and practices have been evaluated to make sure they do not encourage our officers and employees to take risks that are not in our long-term best interest. Based upon this review, the Company believes that its compensation policies and practices achieve a balance between compensating its officers and employees for their performance while minimizing excessive risk taking.

Identification of Named Executive Officers

The Company’s named executive officers for whom compensation information is disclosed in this proxy statement are Lance B. Rosemore, Barry N. Berlin and Jan F. Salit.

Lance B. Rosemore is the Chairman of the Board, Chief Executive Officer, President and Secretary. Mr. Rosemore is responsible for the overall direction and management of the Company. Mr. Rosemore’s specific responsibilities include the development and execution of both tactical and strategic plans necessary to maintain profitability for the Company. Under Mr. Rosemore’s management and direction, the Company continued its profitable operations during each quarter of 2011 earning $3.6 million and re-established a focus on utilizing our Small Business Investment Company (“SBIC”) licenses.

Jan F. Salit is the Chief Operating Officer, Chief Investment Officer, Executive Vice President, Treasurer and Assistant Secretary. Mr. Salit’s primary areas of responsibility include oversight of our day-to-day operations including the supervision of our credit, marketing, legal and human resources functions. Mr. Salit’s responsibilities also include being the chairman of our Disclosure Committee and the liaison between our Sarbanes-Oxley director of compliance and the Audit Committee. In addition, along with Mr. Berlin (our Chief Financial Officer), Mr. Salit is responsible for obtaining leverage upon attractive terms. His specific major accomplishments include (1) his contributions to the Company earning $3.6 million, (2) his contribution in obtaining the amendment to our credit facility from a secured to an unsecured facility, increasing availability under the facility and extending the maturity date from December 2011 to June 2013, (3) his contribution to obtaining a commitment from the Small Business Administration (the “SBA”) for funding availability of $15 million through the SBIC debenture program, (4) continued penetration in the SBA 7(a) market, and (5) increasing the volume of SBA 7(a) loans funded.

Barry N. Berlin is the Chief Financial Officer and Executive Vice President. Mr. Berlin’s primary areas of responsibility include oversight and primary responsibility for all aspects of financial reporting and SEC reporting including our system of internal controls and cash management and for the supervision of our financial reporting, accounting, servicing, information technology and insurance functions. In addition, along with Mr. Salit (our Chief Operating Officer), Mr. Berlin is responsible for obtaining leverage upon attractive terms. His specific major accomplishments include (1) successfully managing the Company’s financial reporting process, internal controls, information technology and insurance coverage, (2) his contributions to the Company earning $3.6 million, (3) his contribution in obtaining the amendment to our credit facility from a secured to an unsecured facility, increasing availability under the facility and extending the maturity date from December 2011 to June 2013 and (4) his contribution to obtaining a commitment from the SBA for funding availability of $15 million through the SBIC debenture program.

Role of Management in the Compensation-Setting Process

Certain of the Company’s named executive officers play a role in the compensation-setting process. In 2011, our Chief Executive Officer made recommendations to the Compensation Committee concerning the compensation of Messrs. Berlin and Salit. The Chief Executive Officer’s recommendations to the Compensation Committee influence the base salary, potential annual bonus, and the granting of long-term equity incentive compensation to each of these executive officers. While the Compensation Committee gives much weight to the Chief Executive Officer’s opinion, the Compensation Committee makes its own recommendation for each element of these executive officers’ compensation. The final decision for all elements of the Company’s compensation to Messrs. Berlin and Salit is ultimately made by the Board based upon the recommendations of the Compensation Committee. The Compensation Committee is responsible for approving all compensation to Mr. Rosemore.

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In 2011, the Compensation Committee also consulted the Chief Financial Officer as to his judgment of the Company’s financial status as a whole before making final decisions concerning salary and long-term equity incentive awards. Both the Chief Financial Officer and the Chief Operating Officer provided input to the Compensation Committee regarding the Company’s financial status prior to the establishment of the aggregate cash bonus pool.

Our Chief Executive Officer provides to each named executive officer, at least annually, an informal evaluation and review of the individual contributions of the executive to the business of the Company. On an informal basis, the Compensation Committee requested that each named executive officer discuss the job performance of the other named executive officers.

Chief Executive Officer Compensation

Mr. Rosemore’s current annual salary, as established by his employment agreement, was set by the Compensation Committee at $460,000 effective as of January 1, 2012. Also, during 2011 he was awarded a cash bonus of $65,000.

Use of Independent Consultants

The Compensation Committee reviews the overall compensation program to assure that it is reasonable and, in consideration of all the facts, including practices of comparably sized REITs, adequately recognizes performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee has historically not utilized the services of an independent advisor or other compensation consultant when determining the appropriate compensation packages for the Company’s named executive officers. Instead, the Compensation Committee believes that it may rely upon our accounting and human resource departments to provide sufficient information necessary to make the compensation decisions. The Company has relied upon its own internal resources to compile publicly available information concerning peer companies and the practices and trends in its industry, and anticipates continuing to do so. The group of peer companies consists of other specialty finance REITs, hospitality companies and other REITs that are comparable in size to the Company. These companies include: Arbor Realty Trust, Inc.; BRT Realty Trust; Capital Lease Funding, Inc.; Capital Trust, Inc.; Colony Financial, Inc.; Dynex Capital, Inc.; Medallion Financial Corp.; New York Mortgage Trust; Resource Capital Corp.; and Supertel Hospitality, Inc. If the Compensation Committee determines that using an independent consultant in the future is desirable, however, the Compensation Committee’s Charter does allow for the use of such a consultant and the Compensation Committee is empowered to contract this work to an appropriate third party.

Base Salary

The Compensation Committee historically met mid-year, typically in May, to review the base salary and long-term incentives provided to our named executive officers for the twelve-month period ending on June 30 of that year. However, this meeting was changed to December in 2011. At that meeting, the Compensation Committee typically reviews and, to the extent deemed appropriate, may change the base salary of all or some of our named executive officers for the upcoming twelve month period beginning January 1.

The predominant factors considered by the Compensation Committee in recommending base salaries for the applicable named executive officers are: (1) the performance of the Company, measured by both financial and non-financial objectives, (2) individual accomplishments, (3) the responsibilities of the officer and any planned change of responsibilities for the forthcoming year and (4) the salary required to retain the named executive officer. The Compensation Committee also considers the following factors, which may vary in weight from year-to-year: (1) salaries paid for similar positions within the real estate and REIT industry as disclosed in public filings and (2) the proposed base salary relative to that of the Company’s other executive officers. The Compensation Committee does not directly tie salaries to those paid by comparable companies; the information relating to the peer companies is one of several guidelines used to assess the reasonableness of the compensation paid by the Company. Base salaries paid in calendar year 2011 are quantified below in the Summary Compensation Table.

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The Compensation Committee met in May 2011 and again in December 2011 (as a result of changing the annual review of salaries to December of each year). The Compensation Committee discussed each of our named executive officers’ performance during 2011 including major accomplishments and achievement of goals. The Compensation Committee also discussed the current economic conditions, the Company’s performance, and whether given the general economic outlook, any additional raise in salary was appropriate for the named executive officers. At the May 2011 meeting, the Compensation Committee approved increases in the base salaries of our named executive officers. The base salary of Mr. Rosemore was increased from $446,900 to $450,000, and the base salary of Messrs. Berlin and Salit were increased from $301,200 to $315,000. At the December 2011 meeting, the Compensation Committee approved an additional increase in base salary for Mr. Rosemore from $450,000 to $460,000 and additional increases in base salary from $315,000 to $325,000 for Messrs. Berlin and Salit intended to reward each of them for performance, which the Board approved. In addition, during 2011, employee salaries were generally increased for 3% cost of living adjustments. The Compensation Committee believed it was appropriate to approve these increases in base salary during 2011. The aggregate base salary increase during 2011 for Mr. Rosemore was approximately 3% which was consistent with raises provided to our other employees. The aggregate base salary increase for Messrs. Salit and Berlin was approximately 8%. The reason for the increase above 3% was based on the executives’ continued increased responsibilities and recognition for stabilizing and enhancing the Company’s credit availability through amending our credit facility and obtaining the commitment from the SBA to issue SBIC debentures.

Annual Management Cash Bonus Incentive

The Compensation Committee administers the Company’s annual cash bonus arrangements which are designed to compensate key management personnel for reaching certain performance milestones and to aid the Company in attracting, retaining and motivating personnel required for the Company’s continued performance. The Compensation Committee’s general philosophy of providing some consistency in compensation amounts, and avoiding significant changes in the amount of compensation paid from year-to-year, results in less significant increases or decreases in the amount of cash bonuses than might otherwise be paid and has the effect of moderating the extent to which the annual cash bonus is tied to the Company’s performance. For 2011, bonuses of $194,000 were approved for the named executive officers, Messrs. Rosemore, Berlin and Salit. The aggregate of the bonus approved for these three officers in 2010 was $194,000 and in 2009 was $179,000. In light of current economic conditions and the performance of the executives, the Compensation Committee determined that the total amount of bonuses to be earned by the named executive officers in 2011 should be equal to the amount earned in 2010, based on the factors set forth below, including the relative performance of the Company compared to its peers, and the total compensation earned by each named executive officer. Therefore, for 2011, the Compensation Committee approved a cash bonus of $65,000 for Mr. Rosemore and $64,500 for each of Messrs. Berlin and Salit, all of which were approved by the Board. The bonus arrangements for all other employees differ in that the Compensation Committee only approves the aggregate amount of bonuses payable to all other employees. The aggregate amount approved with respect to the bonus arrangement for all other employees is then approved by the Chief Executive Officer.

Annual cash bonus incentives are earned and paid with respect to the calendar year. Therefore, the Compensation Committee has historically met in the last quarter of each year to review the performance of each of our named executive officers for the year and the performance of the Company in the preceding three quarters (and the Company’s anticipated performance in the fourth quarter of the year). In general, at the Compensation Committee’s December meeting they will determine base salary, long-term incentives and the amount of annual bonuses to be recommended to the Board. The annual bonuses for our named executive officers approved by the Board are paid in either December of the year approved or January of the following year at the discretion of the named executive officer. Annual bonuses paid with respect to calendar years 2009, 2010 and 2011 are quantified below in the Summary Compensation Table.

Bonuses are discretionary. To the extent paid, bonuses for our named executive officers are primarily based upon a review of the performance of the Company, individual accomplishments, responsibilities of the officer, bonuses paid for similar positions within the real estate and REIT industry, dividends paid, stock price and the annual bonus paid to the named executive officer for the prior year. In addition, changes in responsibilities of the named executive officer, if any, factor into the determination of bonus for the named executive officer. The Chief Executive Officer may also recommend an increase or decrease to the annual bonus for each named executive officer based upon the performance of the executive and the Company during the calendar year and, to some extent, the relative performance of the Company compared to its peers.

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Long-term Equity Incentives

The Compensation Committee is responsible for administration of our Plan, and establishes the number of options granted and restricted shares awarded. The purpose of the Plan is to encourage and enable our named executive officers, employees and non-employee Board members to acquire a proprietary interest in the Company, thus furthering their interest in stimulating the growth and prosperity of the Company. In keeping with the Compensation Committee’s philosophy to provide long-term equity incentives to our named executive officers and other key employees, it is anticipated that restricted share awards and share options will be granted to our named executive officers and other key employees on a periodic basis.

The number of shares available under the Plan was initially 500,000, though this number is subject to adjustment upon the occurrence of corporate transactions such as recapitalizations or share splits. As of December 31, 2011, there were 264,000 shares available for grant under the Plan. The Compensation Committee has the authority to select the eligible recipients, the number of shares to be granted, to modify an award from time to time, and to set the rules and guidelines of administration for the Plan. The Compensation Committee also has the sole discretion to impose forfeiture provisions upon certain terminations, or accelerated vesting upon a change in control.

The Compensation Committee reviewed the long-term incentives held by the Company’s named executive officers and determined the terms of new long-term equity incentives to be awarded to executives of the Company at its December meeting (prior to 2011, this meeting was held at mid-year). The awards were then presented to the Board for approval.

In 2011, when determining the number of restricted shares to be granted to each of Messrs. Rosemore, Berlin and Salit, the Compensation Committee was primarily influenced by its objective for the grant date fair value of the restricted share awards to be equal to a fixed dollar amount. This objective results in more shares being granted when the Company’s share price is relatively low, and fewer shares being granted when the Company’s share price is relatively high. The Compensation Committee does not use the number of restricted shares granted as an incentive in itself, but views the granting of equity as an incentive for our named executive officers to manage the Company such that its share price will appreciate, thereby benefiting all of the Company’s shareholders. The Compensation Committee has established a two-year vesting period for the restricted shares because it believes that the restricted shares provide an incentive for our named executive officers to maximize the Company’s financial performance over the long term.

During 2011 Mr. Rosemore received 3,334 restricted shares and Messrs. Berlin and Salit received 3,333 shares each with a grant date of March 14, 2011. The terms of these awards are described in greater detail in the narrative following the Grants of Plan-Based Awards in 2011 table. Individual grants were made by the Compensation Committee based upon the Compensation Committee’s own deliberations as to the individual’s overall level of compensation.

The Company generally grants equity awards to our named executive officers in the form of restricted shares, instead of share options, and expects to continue to do so in the future. This practice was adopted in part because it aligned the Company with its peers, and in part because restricted shares result in equity ownership by the named executive officer, thereby aligning the executives’ interest with the Company’s other shareholders, instead of simply giving the executives an interest in share price appreciation, which may result from granting of share options.

Severance and Change in Control Agreements

The Compensation Committee believes that severance and, in select circumstances, change in control arrangements, are necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee does not view severance programs for named executive officers as an additional element of compensation. Rather, the Compensation Committee believes that severance programs allow the Company’s named executive officers to focus on duties at hand and provide security should their employment be terminated through no fault of their own. Currently, all of our named executive officers are covered by severance provisions in their employment agreements.

Each of our named executive officers has entered into an agreement with the Company (which is discussed under “Executive Compensation—Employment Agreements”) pursuant to which he is granted enhanced severance benefits. The Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed upon between comparable sized public companies and their executive officers. The employment agreements are discussed in greater detail below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

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Other Compensation Plans

The Company maintains a profit sharing plan that includes a defined contribution plan (the “401(k) Plan”) and a discretionary plan (the “Profit Sharing Plan”) that is intended to satisfy the tax qualification requirements of Section 401(a) of the Internal Revenue Code. The Company’s full time employees, including our named executive officers, are eligible to participate in the 401(k) Plan and are permitted to contribute a portion of their eligible compensation for purposes of the 401(k) plan (subject to the applicable statutory limits of $16,500, or $22,000 for eligible participants over the age of 50, in calendar year 2011). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. While the Company may (but is not required to) make “matching contributions” under the 401(k) Plan, none were made during fiscal 2011. In lieu of 401(k) “matching contributions,” pursuant to the Profit Sharing Plan, the Board elected to make a discretionary contribution of $234,000 during the plan year ended December 31, 2011, $216,000 during the plan year ended December 31, 2010 and $199,000 during the plan year ended December 31, 2009. Contributions to the Profit Sharing Plan are available to all full-time employees who meet the eligibility requirements of the plan. In general, vesting in the Profit Sharing Plan occurs ratably between years two to six of employment.

Indemnification Agreements

We have entered into an indemnification agreement with each of our trust managers and named executive officers. These agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as trust managers or named executive officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any trust managers’ and officers’ liability insurance policy the Company chooses, in its discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Texas and shall be in addition to any other rights the individual may have under the Company’s Declaration of Trust, Bylaws and applicable law. Management believes these indemnification agreements enhance the Company’s ability to attract and retain knowledgeable and experienced executives and independent, non-management trust managers.

Tax Considerations

Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, and the next three highest paid executives. However, performance-based compensation that meets certain requirements is excluded from the $1,000,000 limitation. The Compensation Committee is aware of this tax law, but believes that none of the executive officers currently receives compensation at or near the $1,000,000 maximum. The Compensation Committee will continue to keep this provision in mind for future compensation decisions, and will take measures to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has (1) reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with the Company’s Chief Executive Officer and Chief Financial Officer; and (2) based upon the review and discussion, recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

This report is submitted by the following members of the Compensation Committee:

Irving Munn (Chair)

Barry A. Imber

Nathan G. Cohen

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers for the three calendar years ended December 31, 2011. The Company has entered into employment agreements with our named executive officers, which are described below under “Employment Agreements.”

Name and Principal Position	Year	Salary (1)	Bonus(1)	Share Awards (2)(3)	Option Awards		All Other Compensation (4)	Total
Lance B. Rosemore Chief Executive Officer	2011 2010 2009	$448,321 435,372 418,903	$65,000 65,000 60,000	$29,072 22,545 27,839	$	— — —	$51,943 58,751 67,284	$594,336 581,668 574,026
Barry N. Berlin Chief Financial Officer	2011 2010 2009	$307,525 293,430 282,329	$64,500 64,500 59,500	$29,064 22,545 27,831	$	— — —	$45,546 44,883 44,194	$446,635 425,358 413,854
Jan F. Salit Chief Operating and Investment Officer	2011 2010 2009	$307,525 293,430 282,329	$64,500 64,500 59,500	$29,064 22,545 27,831	$	— — —	$44,883 44,194 43,792	$445,972 424,669 413,452

(1)	During 2011, salary and bonus as a percentage of total compensation was approximately 86% for Lance B. Rosemore and 83% each for Messrs. Berlin and Salit.
(2)	As described in the CD&A, the Compensation Committee grants share and option awards on a discretionary basis. The terms of the share awards provide for dividends on non-vested Shares to be paid to the holder.
(3)	Represents the grant date fair value of stock awards for the applicable fiscal year in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. See the “Grants of Plan-Based Awards in 2011” table for information on awards made in 2011. These amounts do not correspond to the actual value that will be recognized as compensation by the named executive officers.
(4)	See table below for a breakdown of all other compensation. Other than Mr. Rosemore, the Company has determined that the amounts of prerequisites and other personal benefits paid to each of the named executive officers does not exceed $10,000. The “other” column below represents reimbursement of membership dues at a country club for Mr. Rosemore, reimbursement of cell phone costs and reimbursement for medical insurance for his child who was a full-time student and qualified for reimbursement pursuant to Mr. Rosemore’s employment agreement.

All other compensation consisted of the following during 2011:

Name	Unused Vacation Pay	Tax Qualified Deferred Compensation Plan	Car Allowance	Other	Total
Lance B.Rosemore	$5,192	$23,802	$6,600	$16,349	$51,943
Barry N. Berlin	15,144	23,802	6,600	—	45,546
Jan F. Salit	14,481	23,802	6,600	—	44,883

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Grants of Plan-Based Awards in 2011

The following table provides information concerning each grant of restricted shares and each grant of share options made to our named executive officers pursuant to our 2005 Equity Incentive Plan during 2011.

Name	Grant Date	All Other Shares Awards: Number of Shares or Units(#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base price of Option Awards ($/SH)	Grant Date Fair Value of Share and Option Awards ($)(2)
Lance B. Rosemore	03/14/11	3,334	$—	$—	$29,072
Barry N. Berlin	03/14/11	3,333	—	—	29,064
Jan F. Salit	03/14/11	3,333	—	—	29,064

(1)	Represents a grant of restricted shares to the named executive officers in the amount specified. The terms of these restricted share awards are described below in the section entitled “Equity Incentive Plan Compensation.”
(2)	Represents the grant date fair value of the restricted shares or share options, as the case may be, for purposes of ASC Topic 718, Compensation-Stock Compensation. The grant date fair value of the restricted shares is based on the per share closing price of our common shares on March 11, 2011, which was $8.72.

Employment Agreements

We have entered into employment agreements, as amended, with each of our named executive officers, dated December 15, 2011, for employment terms that extend until the earlier of (1) the named executive officer’s 70th birthday, or (2) December 31, 2014 (the “Term”). The Term of the employment agreements are automatically extended for consecutive one-year periods unless either party provides written notice of non-renewal at least sixty (60) days prior to the end of the Term. Upon notice of non-renewal, the executive is due one year’s base salary at the minimum rate of base pay provided for in the contract, paid upon either the company providing notice of non-renewal or the next anniversary date of the contract. Each of these employment agreements is substantially similar and provides for at least annual reviews by the Board of the base salaries contained therein, with a minimum salary equal to the executive’s compensation on July 1, 2011. In addition to base salary, the employment agreements provide for the following:

•

the opportunity to earn annual cash bonuses in amounts that may vary from year to year and that are based upon our performance and the performance of the executive, such bonuses to be awarded at the Board’s discretion; and

•	the same benefits and perquisites that our other officers and employees are entitled to receive.

The employment agreements authorize Messrs. Rosemore, Berlin and Salit to incur reasonable expenses for the promotion of our business. We will reimburse the executives for all such reasonable expenses incurred upon the presentation by each executive, from time to time, of an itemized account of such expenditures. The executives are entitled to such additional and other fringe benefits as the Board shall from time to time authorize, including but not limited to health insurance coverage for the executive and the executive’s spouse and dependent children, and a monthly automotive allowance of $550, which the executive is to use to obtain an automobile to be available for business purposes as needed. All operating expenses related to the automobile such as maintenance, insurance and fuel (excluding fuel for business-related travel) are the responsibility and expense of the executive.

Each employment agreement also contains severance provisions, which are discussed below in the section entitled “Potential Payments Upon Termination or Change in Control.” The employment agreements further provide that the Company will indemnify and hold the executive harmless from any loss for any corporate undertaking, as contemplated per the employment agreement, whereby a claim, allegation or cause of action shall be made against the executive in the performance of his contractual duties except for willful illegal misconduct. Said indemnification shall include but not be limited to reasonable costs incurred in defending the executive in his faithful performance of contractual duties.

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Equity Incentive Plan Compensation

The restricted share awards made to our named executive officers on March 14, 2011 were granted under our 2005 Equity Incentive Plan. Under the terms of the restricted share awards, 10,000 restricted awards as detailed in Grants of Plan-Based Awards in 2011 table were granted to our named executive officers on March 14, 2011. One-third of the restricted shares were vested on the date of grant, one-third of the restricted shares vested on March 13, 2012 and the remaining one-third of the restricted shares will vest on March 13, 2013 provided the recipient continues his employment with us through the applicable vesting dates. Our 2005 Equity Incentive Plan provides for the accelerated vesting of equity awards such as the restricted share awards in the event of a change in control. These acceleration provisions are described below in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control.” Dividends are payable on the restricted shares at the same rate and at the same time that dividends are paid to our shareholders.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding share option and restricted share awards held by our named executive officers as of December 31, 2011. Each equity grant is shown separately for each named executive officer.

	Options Award			Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market value of Shares or Units of Stock That Have Not Vested (3)
Lance B. Rosemore	—	—	—	900 2,222	(1) (2)	$6,300 15,554
Barry N. Berlin	—	—	—	900 2,222	(1) (2)	$6,300 15,554
Jan F. Salit	—	—	—	900 2,222	(1) (2)	$6,300 15,554

(1)	Represents awards of restricted shares made to each of the named executive officers indicated above on June 12, 2010 which will vest on June 12, 2012, provided the named executive officer is still employed with us on that date. The vesting of these restricted shares may be accelerated as described in the “Potential Payments Upon Termination or Change in Control” section below.
(2)	Represents awards of restricted shares made to each of the named executive officers indicated above on March 14, 2011. The vesting dates of these awards are described above in the narrative entitled “Equity Incentive Plan Compensation.”
(3)	Based on the per share closing market price of $7.00 of our Shares on December 31, 2011. The vesting of these restricted shares may be accelerated as described in the “Potential Payments Upon Termination or Change in Control” section below.

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Option Exercises and Shares Vested in 2011

The following table sets forth, for each of our named executive officers, information regarding the value of restricted share awards that vested during the fiscal year ended December 31, 2011.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Lance B. Rosemore	3,123	$27,293
Barry N. Berlin	3,122	27,284
Jan F. Salit	3,122	27,284

(1)	Based on the following awards: (a) 1,111 restricted shares granted on June 13, 2009, which vested on June 13, 2011 (b) 900 restricted shares granted on June 12, 2010, which vested on June 12, 2011 and (c) 1,112 restricted shares granted on March 14, 2011 to Mr. Rosemore which vested immediately and 1,111 restricted shares granted on March 14, 2011 to Messrs. Berlin and Salit which vested immediately. The per share market price of the restricted shares were $8.75 on June 10, 2011 and $8.72 on March 11, 2012.
(2)	Calculated as the aggregate market value on the date of vesting of the restricted shares with respect to which restrictions lapsed during 2010 (calculated before payment of any applicable withholding or other income taxes).

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our named executive officers.

Non-qualified Deferred Compensation

We do not have any non-qualified deferred compensation plans or arrangements in which our named executive officers participate.

Potential Payments Upon Termination or Change in Control

The Company has entered into employment agreements, as amended, with each of our named executive officers that contain the following terms and provisions:

•

Cause. The Company cannot terminate the employment agreements except for: (1) the intentional, unapproved material misuse of corporate funds; (2) professional incompetence or (3) willful neglect of duties or responsibilities in either case not otherwise related to or triggered by the occurrence of any event or events described in the other employment agreement items detailed in this section.

•

Death. If the named executive officer dies during the term of employment and has not attained the age of seventy years, the Company or any third person insurance provided by the Company, through a coordination of benefits, shall pay the estate of the named executive officer a death benefit equal to two times the named executive officer’s current annual base salary at the time of death. In the event the named executive officer’s estate receives death benefits payable under any group life insurance policy issued to the Company, the Company’s liability will be reduced by the amount of the death benefit paid under such policy, so amounts actually paid could be less than those shown in the table below. The Company shall pay any remaining death benefits to the estate of the named executive officer over the course of 12 months in the same manner and under the same terms as the named executive officer would have been paid if he had still been working for the Company. In addition, no later than one month from the date of death, the estate of the named executive officer will be paid any accumulated vacation pay.

•

Disability. If unable to perform services for the Company by reason of illness or total incapacity, based on standards similar to those utilized by the U.S. Social Security Administration, the named executive officer shall receive his total annual compensation for one year of total incapacity through coordination of benefits with any existing disability insurance program provided by the Company (a reduction in salary by that amount paid by any Company provided insurance). Should the named executive officer be totally incapacitated beyond a one-year period, so that he is not able to devote full time to his employment with the Company, then the employment agreement shall terminate.

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•

Constructive Discharge. The named executive officers will incur a constructive discharge upon the occurrence of any of the following: (1) a named executive officer’s base salary is reduced below the “Minimum Rate” (as defined in the “Employment Agreement” section above), (2) a material reduction in a named executive officer’s job function, authority, duties or responsibilities, or other similar change that violates the spirit of the employment agreement, (3) a required relocation to a location more than 35 miles from the named executive officer’s job location at the time of the employment agreements’ execution, or excessive travel in comparison to other executives in similar situations or (4) any breach of the employment agreement that is not cured within 14 days following a written notice to the Company describing the situation. If the named executive officer’s job responsibilities are substantially modified as a result of one of the previous conditions, the named executive officer could resign and be entitled to be paid the Constructive Discharge Settlement in an amount equal to 2.99 times the average of the last three years total annual compensation paid to the named executive officer. All amounts payable due to a constructive discharge shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement, as amended.

•

Change in Control. If (1) there is a Change in Control (hereinafter defined) during a named executive’s employment period, and within 12 months following the Change in Control, the Company (or its successor) terminates the named executive’s employment without Cause as described above or the named executive terminates his employment due to Constructive Discharge as described above, (2) the Company terminates the named executive’s employment without Cause while the Company is negotiating a transaction that reasonably could result in a Change in Control or (3) the Company terminates the named executive’s employment without Cause and a Change in Control occurs within three (3) months following the date the named executive is terminated, the named executive shall be entitled to receive compensation equal to 2.99 times the average of the last three years’ total annual compensation paid to the named executive officer. All amounts payable due to a Change in Control shall be paid to the named executive officer in a lump sum cash payment in accordance with the terms of the employment agreement, as amended.

A change in control (a “Change in Control”) would be deemed to occur as a result of:

•

the ownership or acquisition (whether by a merger or otherwise) by any “Person” (as defined in the employment agreement), in a single transaction or a series of related or unrelated transactions, of beneficial ownership of more than fifty percent (50%) of the Company’s then outstanding voting securities;

•

the merger or consolidation of the Company with or into any other Person, if, immediately following the effectiveness of such merger or consolidation, Person(s) who did not beneficially own then outstanding voting securities immediately before the effectiveness of such merger or consolidation directly or indirectly beneficially own more than fifty percent (50%) of the outstanding shares of voting stock of the surviving entity of such merger or consolidation;

•	any one or a series of related sales or conveyances to any Person(s) (including a liquidation) of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company; or

•

incumbent trust managers cease to be a majority of the members of the Board where an “Incumbent Trust Manager” is (1) an individual who is a member of the Board on the date of the employment agreement or (2) any new trust manager whose appointment by the Board was approved by a majority of the persons who were already incumbent trust managers at the time of such appointment, election or approval, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of trust managers or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or as a result of an agreement to avoid or settle such a contest or solicitation.

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Each of the employment agreements also contains a provision governing the disclosure of information. The named executive officers are prevented, both during and following the term of the employment agreement, from disclosing information on the operating procedures or service techniques of the Company, the Company’s customer lists, or similar valuable and unique Company information. The breach or threatened breach by the named executive officer of this obligation will result in the Company being entitled to an injunction restraining such breach, and the Company may also seek the recovery of damages from the named executive officer.

The equity awards that are granted to each of our named executive officers are not governed by the employment agreements, but rather through our 2005 Equity Incentive Plan and the accompanying award agreements for each grant. Our 2005 Equity Incentive Plan provides that upon either (1) the dissolution or liquidation of the Company; (2) a sale of the Company’s assets; (3) a merger, consolidation or reorganization where the outstanding shares are converted into a different kind of security or for the successor entity’s securities or (4) the sale of all the Company’s shares to an unrelated party, all unvested share options and restricted shares shall receive accelerated vesting. Each of the named executive officers held unvested restricted shares at December 31, 2011. The value of these unvested restricted shares is included in the table below for the acceleration of equity awards.

The following table sets forth the amount of the Company’s payment obligation if each of our named executive officers incurred a termination on December 31, 2011 as a result of the applicable scenario. All vacation days are assumed to have been taken, and all reasonable business expenses are assumed to have been previously reimbursed for purposes of the following table. Each of the amounts in the table is the Company’s best estimate of the amounts that our executives would receive upon a termination or a change in control, but the precise amount would not be determinable until an actual termination occurred.

Name	Death(1)	Disability(2)	Constructive Discharge(3)	Change in Control/ Employment Agreement(4)
Lance B. Rosemore	$920,000	$594,000	$1,744,000	$1,766,000
Barry N. Berlin	650,000	447,000	1,282,000	1,304.000
Jan F. Salit	650,000	446,000	1,280,000	1,302,000

(1)	Amounts in this column approximate two times the annual base salary of each of the named executive officers effective as of January 1, 2012.
(2)	Amounts in this column approximate the amount reported above in the “Total” column of the “Summary Compensation Table” with respect to the year ended December 31, 2011.
(3)	The amounts shown in this column are based upon the product of the three-year average total annual compensation and 2.99. Total annual compensation with respect to the calendar years ended December 31, 2011, 2010 and 2009 are reported above in the “Total” column of the “Summary Compensation Table.”
(4)	Includes the compensation due for Constructive Discharge plus the accelerated vesting of the 3,122 unvested restricted shares held by each of Messrs. Rosemore, Berlin and Salit as of December 31, 2011 pursuant to the 2005 Equity Incentive Plan upon a change in control transaction. Values were calculated based on a per share closing market price of $7.00 on December 31, 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of members of the Board who are neither former nor current officers or employees of the Company or any of its subsidiaries. The Compensation Committee of the Board for 2011 consisted of Mr. Irving Munn, Mr. Barry A. Imber and Mr. Nathan G. Cohen.

No member of the Compensation Committee has any interlocking relationship with any other company that requires disclosure under this heading. No executive officer of the Company served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or of the Compensation Committee.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

During 2012, it was determined that Mr. Rosemore did not timely report the following transfer and acquisition of an aggregate of 5,295 shares currently held by his IRA account and his wife’s IRA account. First, his Form 4 filing upon the merger of PMC Capital, Inc. into PMC Commercial Trust on March 1, 2004 understated the correct number of shares transferred that were held by Mr. Rosemore’s and his wife’s IRA accounts by 2,970 and 1,037 shares, respectively. Second, his Form 5 annual filing requirements for his IRA and his wife’s IRA account did not report 1,232 and 56 shares, respectively, acquired through reinvestment of dividends during 2005 and prior.

Based solely upon a review of these reports, during the fiscal year ended December 31, 2011, other than as described above, we believe that all SEC filing requirements applicable to our trust managers, executive officers and beneficial owner of more than 10% of the Shares were satisfied on a timely basis in 2011.

RELATED PERSON TRANSACTIONS

Approval of Related Person Transactions

The Board has adopted the following written related person transaction policy:

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $5,000, and in which a related person had, has or will have a direct or indirect material interest.

A “Related Person” is:

Any person who was in any of the following categories during the applicable period:

•	a trust manager or nominee for trust manager;

•	any executive officer; or

•

any immediate family member of a trust manager or executive officer, or of any nominee for trust manager, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the trust manager, executive officer, or nominee for trust manager and any person (other than a tenant or employee) sharing the household of such security holder.

Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:

•	any person who is known to the Company to be the beneficial owner of more than 5% of the Shares; and

•

any immediate family member of any such security holder, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder and any person (other than a tenant or employee) sharing the household of such security holder.

A person who has a position or relationship within a firm, corporation or other entity that engages in a transaction with the Company will not be deemed to have an “indirect material interest” within the meaning of “Related Person Transaction” when:

The interest arises only:

•	from such person’s position as a director of another corporation or organization that is a party to the transaction; or

•

from the direct or indirect ownership by such person and all other persons specified in the definition of “Related Person” in the aggregate of less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; or

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•	from both such position and ownership; or

•

from such person’s position as a limited partner in a partnership in which the person and all other persons specified in the definition of “Related Person” have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

Each of the Company’s executive officers is encouraged to help identify any potential Related Person Transaction.

As part of the Company’s efforts to identify potential Related Person Transactions, the Company’s customary Trust Managers’ and Executive Officers’ Questionnaires will request information regarding potential Related Person Transactions, and the following information to identify affiliations of such persons:

•	a list of entities for which the trust manager or trust manager nominee is an employee, director or executive officer;

•	a list of entities for which the executive officer is a director;

•	each entity where an immediate family member of the trust manager, the trust manager nominee or an executive officer is an executive officer;

•

each firm, corporation or other entity in which the trust manager, trust manager nominee or an immediate family member of the trust manager or trust manager nominee is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest;

•

each firm, corporation or other entity in which the executive officer or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest;

•

each charitable or non-profit organization where the trust manager, trust manager nominee or an immediate family member of the trust manager or trust manager nominee is an employee, executive officer, director or trustee; and

•	each charitable or non-profit organization where the executive officer or an immediate family member is an employee, executive officer, director or trustee.

If a new Related Person Transaction is identified, it will initially be brought to the attention of the Chief Financial Officer, who will then prepare a recommendation to the Board and/or a committee thereof regarding whether the proposed transaction is reasonable and fair to the Company.

A committee comprised solely of independent trust managers, who are also independent of the Related Person Transaction in question, will determine whether to approve a Related Person Transaction. In general, the committee will only approve or ratify a Related Person Transaction if it determines that the Related Person Transaction is reasonable and fair to the Company. In making its determination, the committee may consider, among other things, the recommendation of the individuals directly involved in the transaction and the recommendation of the Chief Financial Officer.

TRUST MANAGER COMPENSATION

The Company uses a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers, among other things, the substantial time commitment on the part of trust managers in fulfilling their duties as well as the skill level it requires of trust managers. In addition, the non-employee trust managers are reimbursed by the Company for their expenses related to attending board or committee meetings.

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As of December 31, 2011, our non-employee trust managers were compensated according to the following schedule:

Annual Board retainer	$35,000
Fee for each quarterly Board meeting attended	1,500
Fee for each other Board meeting attended	1,000
Annual audit committee chairman retainer	8,000
Annual compensation committee and nominating committee chairman retainer	3,000
Annual audit committee member retainer	4,800
Fee for each committee meeting attended	1,000
Fee for each special meeting attended	2,500
Annual special committee chairman retainer	5,000
Fee for each independent meeting attended	1,000

The Annual Board Retainer is paid in advance and compensates the non-employee trust managers for the period beginning on the date of the annual meeting of the shareholders through the day immediately prior to the following annual meeting of the shareholders.

The annual audit committee chairman retainer and annual audit committee member retainer are payable quarterly.

In addition, our 2005 Equity Incentive Plan allows for the issuance of share awards at the discretion of the Compensation Committee in accordance with the plan. All share awards granted to the non-employee trust managers vested immediately.

Compensation for the non-employee trust managers for the year ended December 31, 2011 was as follows:

Name	Fees Earned or Paid in Cash	Share Awards (1)	Total
Nathan G. Cohen*	$104,800	$10,938	$115,738
Barry A. Imber*	95,300	10,938	106,238
Martha Rosemore Morrow	42,000	10,938	52,938
Irving Munn*	96,300	10,938	107,238

*	Independent Director.
(1)	The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 12 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. As of December 31, 2011, each of our non-employee trust managers held 416 unvested share awards.

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AUDIT COMMITTEE REPORT

Since inception, the Company’s Audit Committee has been composed entirely of independent trust managers. The members of the Audit Committee meet the independence and experience requirements of Section 803 of the NYSE Amex Listing Standards and those established by the SEC. In 2011, the Audit Committee held four regular meetings and one other meeting. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee charter is available on the corporate governance section of the Company’s website at www.pmctrust.com.

During 2011, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee, either through separate private sessions or during its regularly scheduled meetings with the independent registered public accounting firm and the manager of internal control testing, had candid discussions regarding financial management, legal, accounting, auditing and internal control issues.

The Audit Committee has been provided with quarterly updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The updates include discussions with the independent registered public accounting firm about the Company’s internal control assessment process and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with executive management, and the manager of internal control testing, (1) the Company’s policies and procedures with respect to risk assessment and risk management and (2) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Codes of Conduct.

The Audit Committee recommended to the Board the engagement of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ended December 31, 2011, and reviewed with senior members of the Company’s financial management team and the independent registered public accounting firm, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent registered public accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. The Audit Committee has the sole authority to appoint the independent registered public accounting firm. Nonetheless, as it has historically done, the Audit Committee will continue the practice of recommending a shareholder vote, at the Company’s annual meeting, to ratify their appointment of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries and the effectiveness of the Company’s internal control over financial reporting, those matters required to be discussed by the auditors with the Audit Committee in accordance with the Public Company Accounting Oversight Board (PCAOB) AU Section 380, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence for 2011.

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In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The Audit Committee also recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2012 and the Board concurred with such recommendation.

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference in the Company’s Annual Report on Form 10-K.

This report is submitted by the following members of the Audit Committee:

Nathan G. Cohen (Chair)

Barry A. Imber

Irving Munn

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PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the shareholders are urged to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1993 and is familiar with the Company’s affairs and financial procedures. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the years ended December 31, 2011 and 2010 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2011	2010
Audit Fees(a)	$627,000	$598,000
Audit-Related Fees (b)	—	10,000
Tax Fees(c)	85,000	95,000
All Other Fees	2,000	2,000

Total	$714,000	$705,000

(a)

Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) reviewing responses to our SEC comment letter and (iii) the review of financial statements included in its quarterly reports on Form 10-Q.

(b)

Consists of fees incurred in connection with the Company’s compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America’s Uniform Single Attestation Program (“USAP”) in 2010.

(c)	Tax fees consisted principally of assistance with matters related to tax compliance, tax planning, tax advice and the performance of a transfer pricing analysis.

Pre-Approval Policies

The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm, and the incurrence of all of the fees described above, for 2011. The Audit Committee has selected PricewaterhouseCoopers LLP as independent registered public accounting firm for 2012, subject to review and approval of the final terms of its engagement as such and its audit fees. The Audit Committee has also adopted Pre-Approval Policies for all other services PricewaterhouseCoopers LLP may perform for the Company in 2012. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies for 2012 will require the further advance review and approval of the Audit Committee. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accounting firm’s independence. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Audit Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

The Board recommends that you vote FOR this proposal. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules, we are presenting the following proposal, which asks you as a shareholder to approve on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC: i) the Compensation and Analysis; ii) the Summary Compensation Table; and iii) the other related tables and disclosure. Your vote, commonly referred to as a “say-on-pay” vote is advisory and so it will not be binding on our Board. However, our Compensation Committee and Board will review and expect to take into consideration the voting results when making future decisions regarding executive compensation. The affirmative vote of a majority of the votes cast at the Meeting is required to approve the proposal.

As described above in detail in the “Compensation Discussion and Analysis” section, our executive compensation system is generally designed to promote the Company’s financial and operational success by (i) attracting, retaining, motivating and rewarding highly qualified and talented executives, including our named executive officers, who will enable us to perform better than our competitors and drive long-term shareholder value; and (ii) reinforcing desired financial business results to our executives, including our named executive officers, and motivating them to make decisions that produce such results. We believe that our executive compensation system appropriately links pay to both the Company’s and the executive’s performance and is well aligned with the long-term interests of our shareholders. Our Compensation Committee does not allocate a fixed percentage to any specific component of compensation, but works with management to design an overall compensation structure that best serves its goals and appropriately motivates our executive officers to provide outstanding service to the Company. We believe that our executive compensation objectives have resulted in executive compensation decisions that have appropriately incentivized (without undue risk) the achievement of financial goals that, despite recent challenging economic conditions, have benefited our Company and our shareholders and are expected to drive long-term shareholder value over time.

This is an advisory vote and the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers or otherwise. Our Compensation Committee and Board expects to take into consideration the outcome of the vote when considering future executive compensation decisions.

At our last annual meeting of shareholders on June 10, 2011, we asked our shareholders to vote on our say-on-pay proposal. As a result of the shareholder advisory vote, the Board determined that the Company will hold future non-binding votes on our say-on-pay proposals on an annual basis until the next required advisory vote on the frequency of such say-on-pay proposals occurs. As a result, we will continue to submit our say-on-pay proposal to our shareholders at each annual meeting. The Company is required to hold an advisory vote on the frequency of say-on-pay proposals every six years. We expect to ask our shareholders in 2017 to vote on a proposal regarding the frequency of the vote on the say-on-pay proposal, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

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SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

To be included in the proxy statement, any proposals of holders of Shares intended to be presented at the annual meeting of shareholders of the Company to be held in 2013 must be received by the Company, addressed to Mr. Lance B. Rosemore, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas 75252, no later than December 26, 2012, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, to be considered timely in accordance with the advance notice provisions of our Bylaws, a proposal sought to be presented directly at the 2013 Annual Meeting must be received no earlier than February 9, 2013 and no later than March 10, 2013. Assuming that the 2013 Annual Meeting is held within 30 days of the anniversary of the 2012 Annual Meeting, as to all matters which the Company does not have notice on or prior to March 10, 2013, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2013 Annual Meeting to vote on such proposal.

ANNUAL REPORT

We have provided without charge a copy of the annual report to shareholders for fiscal year 2011, which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits) to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to the Company’s Investor Relations Department at 17950 Preston Road, Suite 600, Dallas, Texas 75252.

REDUCE DUPLICATE MAILINGS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please follow the instructions described below and notify your broker or the Company’s transfer agent in writing or by telephone. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.

Shareholders of record should contact our transfer agent, American Stock Transfer and Trust, at

6201 15th Avenue

Brooklyn, NY 11219

(800) 937-5449

Shareholders who hold their shares in street name should contact their broker.

BY ORDER OF THE BOARD OF TRUST MANAGERS

/s/ Lance B. Rosemore

Lance B. Rosemore

Chairman of the Board and Secretary

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ANNUAL MEETING OF SHAREHOLDERS OF PMC COMMERCIAL TRUST June 8, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.pmctrust.com/proxy. The Annual Report is available at www.pmctrust.com/annualreport Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20530030000000000000 4 060812 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Item 1. To consider and elect five members of PMC Commercial’s board of trust FOR AGAINST ABSTAIN managers, each to hold office until the next annual meeting of sharehold-Item 2. To consider and approve, by an advisory vote, executive ers and until their respective successors have been elected and qualified. compensation. NOMINEES: FOR ALL NOMINEES O Nathan G. Cohen The Board recommends you vote “FOR” the approval of O Martha Rosemore Morrow the compensation of our named executive officers. WITHHOLD AUTHORITY O Barry A. Imber FOR ALL NOMINEES O Irving Munn FOR AGAINST ABSTAIN Item 3. To consider and ratify the appointment of Pricewater-O Lance B. Rosemore FOR ALL EXCEPT houseCoopers LLP as the independent registered (See instructions below) public accounting firm of PMC Commercial for the year ending December 31, 2012. The Board recommends you vote “FOR” each of the trust manager The Board recommends you vote “FOR” the appointment of nominees. PricewaterhouseCoopers LLP. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” BOARD. IF ANY OTHER BUSINESS IS PRESENTED AT HE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGEMENT. THIS PROXY IS and fill in the circle next to each nominee you wish to withhold, as shown here: SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS. Please mark, sign and return this proxy in the enclosed envelope or by facsimile. The undersigned acknowledges receipt from PMC Commercial of a Notice of Annual Meeting of Shareholders and a proxy statement. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS OF PMC COMMERCIAL TRUST The undersigned hereby appoints Barry N. Berlin and Jan F. Salit, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of beneficial interest (each a “Share”) of PMC Commercial Trust (“PMC Commercial”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of shareholders of PMC Commercial to be held at 9:00 a.m. Central time, on Friday, June 8, 2012 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be signed on the reverse side)